EXHIBIT 23.2


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 14, 2014 with respect to the audited financial statements of Strainwise, Inc. for the year ended January 31, 2014 and the period ended January 31, 2013.


/s/ B.F. Borgers CPA PC

BF Borgers CPA PC
Denver, Colorado


December 10, 2014